United States of America
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: February 7, 2019
(Date of earliest event reported)
Commission File Number 1-7107
 __________________________________
LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
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Item 2.02 Results of Operations and Financial Condition
On February 13, 2019, Louisiana - Pacific Corporation (LP) issued a press release announcing financial results for the quarter and year ended December 31, 2018, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2019, the Board of Directors (the “Board”) of LP increased the size of the Board to eight and appointed Stephen E. Macadam to the Board, effective immediately. Mr. Macadam's term will expire at LP's Annual Meeting of Stockholders in 2020. The Board has determined that Mr. Macadam has no material relationship with LP and is independent under the New York Stock Exchange’s director independence standards as currently in effect. Mr. Macadam has been appointed as a member of the Finance and Audit Committee and Environmental and Compliance Committee of the Board.

As a non-employee director, Mr. Macadam will receive compensation in the same manner as LP’s other non-employee directors, which compensation LP previously disclosed under the heading “Directors’ Compensation” in its most recent proxy statement filed with the Securities and Exchange Commission on March 23, 2018.

Item 7.01     Regulation FD Disclosure

LP will hold a live web cast on February 13, 2019 relating to LP’s financial results for the fourth quarter of 2018 and full year results. A copy of the slides to be presented at LP’s web cast and discussed in the conference call relating to such financial results is being furnished as Exhibit 99.2 to this Form 8-K.

LP also announced, effective in the first quarter of 2019, the financial results will reflect an reallocation of a significant portion of the general corporate and other expenses to the business segment results. The change is consistent with LP's recent business realignment efforts. This new structure will allocate costs that directly support the businesses including information technology, financial services, environmental, legal, supply management, human resources and other corporate functions. Additionally, a timber operation (currently classified as other) is being combined into EWP based upon how this operation will be managed started in the first quarter of 2019. This realignment has no impact on the Company's historical consolidated balance sheet, statement of operations or cash flows. To provide historical information on a basis consistent with its new reporting structure, the Company has recast certain historical segment information in the attached Exhibit 99.3 for the years ended December 31, 2018, 2017 and 2016, as well as the quarterly periods in the years ended December 31, 2018 and 2017. This summary segment financial information is unaudited and subject to adjustment in future public filings by LP.

Item 8.01     Other Information

Share repurchases

LP’s Board of Directors has authorized an additional stock repurchase plan under which LP may repurchase up to $600 million of its common stock.  LP intends to initially enter into a $400 million accelerated share repurchase program.

Upon completion of the accelerated share repurchase program, LP may execute the remaining portion of its repurchase program from time to time on the open market, through privately negotiated transactions or otherwise. Repurchases of such shares may be made under a Rule 10b5-1 plan, which would permit repurchases when LP might otherwise be precluded from doing so under insider trading laws. The timing and amount of repurchase transactions is subject to LP’s discretion and will depend on a variety of factors, including market and business conditions and other considerations.
Cooperation Agreement with D. E. Shaw Group

LP has entered into a cooperation agreement with certain funds affiliated with the D. E. Shaw group (the “D. E. Shaw Parties”) that gives the D. E. Shaw Parties the option to appoint Kirk S. Hachigian to the Board, subject to customary eligibility requirements. The agreement terminates on the 45th day prior to the end of the shareholder director nomination period for LP’s 2020 annual meeting of shareholders under LP’s bylaws. Mr. Hachigian is Executive Chairman of JELD-WEN, a global door and window manufacturer, and previously served as the Chairman, President and CEO of Cooper Industries, an electrical products manufacturer, from 2005 through 2012.

In this regard, if the D. E. Shaw Parties exercise their option and Kirk S. Hachigian is appointed to the Board, the D. E. Shaw Parties have agreed to customary limitations on acquisitions of LP’s common stock and other covenants.

A copy of the parties’ agreement is attached as Exhibit 99.4

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release issued by LP on February 13, 2019 regarding quarter and year ended December 31, 2018 results.
99.2	Slides from LP's Earnings Presentation dated February 13, 2019
99.3	Unaudited reclassified summary segment financial information for LP for the fiscal years ended December 31, 2018, 2017 and 2016 and each of the quarters for the year ended December 31, 2018 and 2017.
99.4	Cooperation Agreement between LP and the D. E. Shaw Parties dated February 13, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ REBECCA BARCKLEY
Rebecca Barckley
Controller, Financial Reporting
(Principal Accounting Officer)
Date: February 13, 2019